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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated April 24, 2001 included (or incorporated by reference) in this Form 10-K into the Company's previously filed Registration Statements (File Nos. 33-16539, 33-37173, 33-43155, 33-85270, 33-94438, 333-00855, 333-11385, 333-11387, 333-11389, 333-25953, 333-48533, 333-48535, 333-46867, 333-62673, 333-45053, 333-66857, 333-73007, 333-76233, 333-80281 and 333-85135) on Form S-8, and Registration Statement (File No. 333-50820) on Form S-3.

/s/ ARTHUR ANDERSEN LLP

San Jose, California
June 29, 2001

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS